UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2021

Molecular Templates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32979	94-3409596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9301 Amberglen Blvd, Suite 100

Austin, TX 78729

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (512) 869-1555

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	MTEM	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	Appointment of Chief Financial Officer

As previously disclosed on June 1, 2021, Adam Cutler, Chief Financial Officer, Treasurer and Secretary of Molecular Templates, Inc. (the “Company”), informed the Company of his intent to resign from his positions to pursue another opportunity, effective July 2, 2021. While the Company conducts a search for a permanent Chief Financial Officer and Treasurer, on June 25, 2021, the board of directors of the Company appointed Sean McLennan, the Company’s Senior Vice President, Finance and Corporate Controller as the interim Chief Financial Officer and Treasurer of the Company effective as of July 2, 2021.

The selection of Mr. McLennan to perform the functions of interim principal financial and accounting officer and interim Chief Financial Officer and Treasurer was not pursuant to any arrangement or understanding with respect to any other person. There are no family relationships between Mr. McLennan and any director or executive officer of the Company, and there are no transactions between Mr. McLennan and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Mr. McLennan, age 51, joined the Company in November 2019 and has served as Senior Vice President, Finance and Corporate Controller since then. Prior to his tenure with the Company, from July 2016 through November 2019, Mr. McLennan served as Chief Financial Officer and Vice President of Finance and Administration at Sunstar Americas, Inc., where he responsible for overseeing the finance, IT, quality, sales operations and customer service/inside sales teams. Prior to that, he served as Director of R&D Finance US Site Head GMO/GDO for Takeda Pharmaceuticals, supporting global development operations and the Global Medical Office for Takeda research and development. Mr. McLennan also spent almost 17 years at Baxter International, holding multiple positions of increasing responsibility. Mr. McLennan holds a Bachelor of Science in finance from Illinois State University and a Master of Business Administration from DePaul University. He is also a Certified Public Accountant (not licensed).

In connection with Mr. McLennan’s appointment, Mr. McLennan and the Company will enter into an amendment to Mr. McLennan’s employment agreement to provide that Mr. McLennan will receive an additional $6,000 per month while serving as interim Chief Financial Officer and Treasurer and will continue to be eligible for a bonus equal to 35% of his base salary. The foregoing description of Mr. McLennan’s employment agreement, as amended, is qualified in its entirety by reference to the full text of the agreement and amendment, which the Company will file with its Quarterly Report on Form 10-Q for the quarter ending June 30, 2021.

Further, in connection with Mr. McLennan’s appointment, Mr. McLennan and the Company will enter into an indemnification agreement in the form the Company has entered into with certain of its other executive officers, which form is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-32979) filed on August 7, 2017. Under this agreement, the Company will agree, among other things, to indemnify Mr. McLennan for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by them in any action or proceeding arising out of his service as one of the Company’s executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

MOLECULAR TEMPLATES, INC.

Date: July 2, 2021	By:	/s/ Eric E. Poma, Ph.D.
	Name:	Eric E. Poma, Ph.D.
	Title:	Chief Executive Officer